Exhibit 10.63

AMENDMENT NO. 2 TO

SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO SECURITY AGREEMENT (this “Amendment”) dated as of June 27, 2008 among AVERION INTERNATIONAL CORP., a Delaware corporation (the “Company”), HESPERION US, INC., a Maryland corporation (“Hesperion US”, and together with the Company and each other person or entity who becomes a party to this hereto by execution of a joinder in the form attached as Exhibit A, each individually a “Debtor” and, collectively, the “Debtors”) and Cumulus Investors, LLC, in its capacity as Collateral Agent (as set forth in Section 5.12 hereof, together with its successors and assigns in such capacity, the “Secured Party”) for the benefit of itself and each of the Buyers (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Cumulus Investors, LLC (“Cumulus”), ComVest Investment Partners II LLC (“ComVest”), Dr. Philip T. Lavin (“Lavin”), Dr. Gene Resnick, MicroCapital Fund LP and MicroCapital Fund, Ltd. (together with Cumulus and ComVest, and their respective successors and assigns, individually and collectively, the “Prior Buyers”) have purchased certain Senior Secured Notes of the Company in the aggregate original principal amount of $26,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or in replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to individually and collectively as the “Prior Notes”);

WHEREAS, the Prior Notes were acquired by the Prior Buyers and the Prior Buyers made certain financial accommodations to the Company pursuant to a Securities Purchase Agreement dated as of October 31, 2007, as amended, among the Company and the Prior Buyers (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Prior Purchase Agreement”) and in connection therewith a Security Agreement, dated as of October 31, 2007, as amended (the “Security Agreement”);

WHEREAS, IT&E International and Averion Inc. were the prior debtors under the Security Agreement and in each case have since been dissolved and as such Hesperion US will now replace such companies as a debtor under the Security Agreement;

WHEREAS, on the date hereof, Cumulus and ComVest (collectively, the “New Buyers” and collectively with the Prior Buyers, the “Buyers”) have purchased certain Senior Secured Notes of the Company in the aggregate original principal amount of $2,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or in replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to individually and collectively as the “New Notes,” and collectively with the Prior Notes, the “Notes”);

WHEREAS, the New Notes are being acquired by the New Buyers and the New Buyers have made certain financial accommodations to the Company pursuant to a Securities Purchase Agreement of even date herewith among the Company and the New Buyers (as the same my be amended, supplemented or otherwise modified from time to time, the “New Purchase Agreement” and collectively with the Prior Purchase Agreement, the “Purchase Agreements”);

WHEREAS, the parties desire to amend the Security Agreement to reflect and include the New Notes issued pursuant to the New Purchase Agreement as well as the Prior Notes issued pursuant to the Prior Purchase Agreement;

WHEREAS, this Amendment No. 2 to Security Agreement does not satisfy or act as a novation of the obligations of any Debtor to Secured Party for the benefit of the Buyers;

WHEREAS, each Debtor (other than the Company) from time to time party hereto is a direct or indirect subsidiary of the Company and, as such, has derived or will derive substantial benefit and advantage from the financial accommodations to the Company set forth in the Purchase Agreements and the Notes, and it has been or will be to each such Debtor’s direct interest and economic benefit to assist the Company in procuring said financial accommodations from Buyers; and

WHEREAS, to induce the Buyers to enter into the Purchase Agreements and purchase the Notes, (i) each Debtor (other than the Company) has agreed to guaranty the Liabilities (as hereinafter defined) of the Company pursuant to the terms of a guaranty (such guaranty(ies), as they may be amended, restated, modified or supplemented and in effect from time to time, individually and collectively, the “Guaranty”) by each such Debtor in favor of Secured Party (on its behalf and on behalf of the Buyers) and (ii) each Debtor has agreed to pledge and grant a security interest in all of its right, title and interest in and to the Collateral (as hereinafter defined) to Secured Party, for the benefit of itself and the Buyers, as security for the Liabilities.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Preamble and Recitals. The Preamble and Recitals of the Security Agreement are hereby amended by deleting them in their entirety and replacing them with the Preamble and Recitals of this Amendment as set forth above.

2.             Definitions.

(a)           The following defined terms used in the Security Agreement (including, as applicable, the Preamble and Recitals thereto), are hereby amended by deleting the definitions of such defined term in their entirety and replacing them with the following definitions:

“Buyers” shall have the meaning ascribed thereto in the Recitals hereto.

“Debtor” shall have the meaning ascribed thereto in the Preamble hereto.

“Notes” shall have the meaning ascribed thereto in the Recitals hereto.

(b)           The following defined terms are hereby added to the Security Agreement:

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“Hesperion US” shall have the meaning ascribed thereto in the Preamble hereto.

“New Buyers” shall have the meaning ascribed thereto in the Recitals hereto.

“New Notes” shall have the meaning ascribed thereto in the Recitals hereto.

“New Purchase Agreement” shall have the meaning ascribed thereto in the Recitals hereto.

“Prior Buyers” shall have the meaning ascribed thereto in the Recitals hereto.

“Prior Notes” shall have the meaning ascribed thereto in the Recitals hereto.

“Prior Purchase Agreement” shall have the meaning ascribed thereto in the Recitals hereto.

“Purchase Agreements” shall have the meaning ascribed thereto in the Recitals hereto.

“Security Agreement” shall have the meaning ascribed thereto in the Recitals hereto.

(c)           The Security Agreement shall be amended such that in all places where the term “Purchase Agreement” is used, the term “Purchase Agreements” shall replace it in its entirety.

(d)           The defined term “Registration Rights Agreement” shall be deleted in its entirety in all places in the Security Agreement where the term is used.

3.             Schedules.

(a)           Schedule I to Security Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule I as attached hereto.

(b)           Schedule II to Security Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule II as attached hereto.

(c)           Schedule VIII to Security Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule VIII as attached hereto.

4.             Effect of this Amendment.  Except as expressly set forth herein, no other amendments, changes or modifications to the Agreement are intended or implied and in all other respects the Security Agreement is hereby specifically ratified and confirmed by all parties.  All references to the Security Agreement in any other document, instrument, agreement or writing shall be deemed to refer to the Security Agreement as amended hereby.

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5.             Miscellaneous.

(a)           This Amendment shall be binding upon and inure to the benefit of the Debtors and the Secured Party and their respective successors and assigns.

(b)           This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.

(c)           This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document.  The headings listed herein are for convenience only.  This Amendment may be executed and transmitted via facsimile or electronic transmission in PDF form with the same validity as if it were an ink-signed document.

- Remainder of Page Intentionally Left Blank; Signature Page Follows -

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Security Agreement to be duly executed and delivered as of the day and year first above written.

DEBTORS:

AVERION INTERNATIONAL CORP., a Delaware corporation

By:	/s/ Lawrence R. Hoffman
Name:	Lawrence R. Hoffman
Title:	Chief Financial Officer
FEIN:	36-4599174

HESPERION US, INC., a Delaware corporation

By:	/s/ Lawrence R. Hoffman
Name:	Lawrence R. Hoffman
Title:	Treasurer
FEIN:	02-0744654

[Company Signature Page to Security Agreement]

SECURED PARTY:

Cumulus Investors, LLC, in its capacity as Collateral Agent for the Buyers

By:	/s/ Nader J. Kazeminy
Name:	Nader J. Kazeminy
Title:	Chairman and President

Notice Address:

8500 Normandale Lake Boulevard
Suite 650
Bloomington, MN 55437

[Secured Party Signature Page to Security Agreement]

SCHEDULE I
TO
SECURITY AGREEMENT

UCC Financing Statements; Location of Equipment, Inventory, Goods and Books and Records; Goods in Possession of Consignees, Bailees, Warehousemen, Agents and Processors; Debtors’ Legal Names; State of Incorporation; Organizational Identification Number; Chief Executive Office.

I.	DEBTOR: Averion International Corp.

	1	Legal Name of Debtor:	Averion International Corp.

	2	State of Incorporation:	Delaware

	3	Organizational Identification Number:	36-4599174

	4	Chief Executive Office:	225 Turnpike Road, Southborough, MA 01772

	5	Location of Books and Records:	225 Turnpike Road, Southborough, MA 01772

	6	Locations of Equipment, Inventory and Goods:	225 Turnpike Road, Southborough, MA 01772 and 800 Westchester Avenue, Suite N341, Rye Brook, NY 10573

	7	Locations of Goods in Possession of Consignees, Bailees, Warehousemen, Agents and Processors (including names of such consignees, bailees, etc.):	N/A

	8	Jurisdictions For UCC Filings:	Delaware, Secretary of State

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II.	DEBTOR: Hesperion US, Inc.

	1	Legal Name of Debtor:	Hesperion US, Inc.

	2	State of Incorporation:	Maryland

	3	Organizational Identification Number:	D10668150

	4	Chief Executive Office:	225 Turnpike Road, Southborough, MA 01772

	5	Location of Books and Records:	225 Turnpike Road, Southborough, MA 01772

	6	Locations of Equipment, Inventory and Goods:	225 Turnpike Road, Southborough, MA 01772 and 800 Westchester Avenue, Suite N341, Rye Brook, NY 10573

	7	Locations of Goods in Possession of Consignees, Bailees, Warehousemen, Agents and Processors (including names of such consignees, bailees, etc.):	N/A

	8	Jurisdictions For UCC Filings:	State of Maryland Department of Assessments and Taxation

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SCHEDULE II
TO
SECURITY AGREEMENT

Tradenames and Fictitious Names
(Present and Past Five Years)

1.	Clinical Trials Assistance Corporation
2.	IT&E International Group
3.	IT&E International Group, Inc.
4.	Millennix Inc.
5.	IT&E International Corporation
6.	IT&E International
7.	Averion Inc.
8.	Averion International Corp.
9.	Hesperion US, Inc.
10.	TouchStone Research, Inc.
11.	Clinical Cardiovascular Research, LLC

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SCHEDULE VIII
TO
SECURITY AGREEMENT

Interests in Real Property

1.             Executive Offices in Southborough, Massachusetts:

The Company leases its executive offices which are located at 225 Turnpike Road, Southborough, MA 01772.  The Company leases approximately 63,900 square feet at a base rent of $85,168 per month, commencing January 2007 through June 2010.  The rent increases to $95,714 per month for the remainder of the lease through December 2012.

2.             Facility in Rye Brook, New York:

The Company leases a facility located at 800 Westchester Avenue, Suite N341, Rye Brook, NY 10573. The Company leases approximately 15,900 square feet at a base rent of $34,400 per month.

3.             Facility in Irvine, California:

The Company leases a facility located at 5 Corporate Park, Suite 250, Irvine, CA 92606.  The Company leases approximately 2,876 square feet at a base rent of $6,894 per month.

4.             Facility in Gaithersburg, Maryland:

The Company leases a facility located at 18310 Montgomery Village Avenue, Suite 620, Gaithersburg, MD 20879.  The Company leases approximately 9,746 square feet at a base rent of $20,478 per month.

5.             Facility in Allschwil, Switzerland:

The Company’s European headquarters are located in Allschwil, Switzerland. The Company leases approximately 35,026 square feet at a base rent of CHF 81,769 ($72,643) per month.

6.             Other European Facilities:

The Company also leases small office facilities in several other locations including: Neu-Isenburg, Germany; Moscow, Russia; Warsaw, Poland; Hungerford, UK; Illkirch, France; Breda, Netherlands; Petah Tikvah, Israel; Vienna, Austria; and Kiev, Ukraine.

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